UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 31, 2023 (May 24, 2023)

Inhibitor Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-13467	30-0793665
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

449 South 12th Street, Unit 1705

Tampa, FL 33602

(888) 841-6811

(Address, including Zip Code and Telephone Number, including

Area Code, of Principal Executive Offices)

n/a

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered or to be registered pursuant to Section 12(b) of the Act.

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Directors

On and effective May 24, 2023, Michelle Yanez gave notice to Inhibitor Therapeutics, Inc. (the “Company”) of her resignation from the Board of Directors of the Company (the “Board”). Ms. Yanez’s resignation from the Board is due to her acceptance of a full time chief financial officer position at a different company and is not based on any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Appointment of Director

On May 24, 2023, the Board of the Company appointed Michael Jerman, CPA. as an independent member of its Board. Mr. Jerman will serve as a member and Chairman of the Board’s Audit committee.

Mr. Jerman (a) is not a party to any arrangement or understanding with any other person pursuant to which he was selected as a director of the Company and (b) has not been involved in any transaction with the Company that would require disclosure under Item 404(a) of the Regulation S-K.

Below is Mr. Jerman’s biography:

Mr. Jerman, age 39, has previously been a chief financial officer of multiple private equity-backed companies in the energy, SaaS, and manufacturing industries; was a Director with PwC in the US and UK; was a Captain with the United States Air Force. He has led global public and private client engagements in the industries of retail and consumer, energy, utilities and mining, and transportation and logistics. Mr. Jerman has significant experience in client equity and debt offerings, business combinations inclusive of public listing and reporting requirements, initial valuations and ongoing goodwill impairment analyses, share-based awards, restructuring, and global taxes, as well as stakeholder management, specifically with board and management presentation experience to include annual and quarterly requirements, fee negotiations, technical accounting and finance discussions, and fraud and non-compliance investigations. Mr. Jerman has specialized in rapid project mobilization and deployment of skilled resources for emergency issues, design, and implementation of small to large scale assurance requirements and advisory projects. Mr. Jerman’s additional experience includes leading PwC’s latest data acquisition methods and tools, client acquisitions and systems implementations to include new SOX-compliant control plan implementations across multiple systems, leading co-sourced internal audit projects, and time spent driving PwC’s lean efficiency initiatives. Mr. Jerman was a member of the PwC national office within the SEC PCAOB quality group supporting Europe and the EMEA regions with complex accounting and audit consultations. The Company believes Mr. Jerman is qualified to serve on the Board and as a qualified financial expert on the Company’s Audit Committee due to his substantial experience with the SEC PCAOB quality group at PwC and his experience assisting public reporting companies with their annual and quarterly requirements.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 31, 2023	INHIBITOR THERAPEUTICS, INC.

	By:	/s/ Francis E. O’Donnell
	Name:	Francis E. O’Donnell
	Title:	Executive Chairman and Chief Executive Officer

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